UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                       Pursuant to Section 13 or 15(d) of
                     the Securities and Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 13, 2002

                           NORTHPORT INVESTMENTS INC.
             (Exact name of Registrant as specified in its charter)

         Nevada                    000-28235                98-0204677
    (State or Other            (Commission File           (IRS Employer
    Jurisdiction of                 Number)               Identification
     Incorporation)                                           Number)

   Unit #10, 8980 Fraserwood Court, Burnaby, British Columbia, Canada, V5J 5H7
               (Address of principal executive offices) (Zip Code)

                                 (604) 438-3598
              (Registrant's telephone number, including area code)


Item 1. Changes in Control of Registrant

Northport Investments Inc. (the "Registrant") entered into a Share Exchange Agreement, dated as of May 6, 2002 (the "Share Exchange Agreement") by and among, the Registrant, ATC Systems Inc. ("ATC"), and the shareholders of ATC therein (the "ATC Shareholders"). Pursuant to the Share Exchange Agreement, on May 7, 2002 (the "Closing"), the Registrant acquired from the Shareholders all of the shares of ATC (the "Acquisition") in exchange for sixteen million, one hundred and forty thousand (16,140,000) shares of the Registrant's common stock, representing 97.00% of the issued and outstanding shares of the Registrant after giving effect to the Acquisition.

Pursuant to the terms of the Share Exchange Agreement, Gao Yao, Guo Wei, Xiang Dong Liu and Mr. Stephen Dadson became members of the board of directors of the Registrant. The directors then elected Mr. Stephen Dadson as the Chief Executive Officer.

The following table sets forth certain information after giving effect to the issuance of the securities at the Closing with respect to the beneficial ownership of the outstanding shares of common stock by the Registrant's directors, executive officers and each person known to the Registrant who owns in excess of 5% of the outstanding shares of common stock and the directors and executive officers of the Registrant as a group.

Each person listed below has personal and sole beneficial ownership of the shares of common stock listed with their name:

                                           Total Number            Percentage
Name                                        Of Shares               Ownership
-----------------------------------------------------------------------------

Zhang Bo Jia                                1,000,000                 6.0%
Yan Zhao                                    3,000,000                18.0%
Xiang Dong Liu                              1,000,000                 6.0%
Guo Wei                                     1,000,000                 6.0%
Gao Yao                                     1,000,000                 6.0%
Richard Wang                                1,000,000                 6.0%
Edward Chen                                 1,000,000                 6.0%
Karen Dadson                                1,000,000                 6.0%
Brian Roberts                               1,000,000                 6.0%

All Directors and Executive Officers       10,000,000                66.0%
(8 persons)


Item 2.  Acquisition or Disposition of Assets

The information set forth above under "Item 1. Changes in Control of Registrant" is incorporated herein by reference.

As described in Item 1 above, pursuant to the Share Exchange Agreement, the Registrant acquired all of the issued and outstanding stock of ATC. In consideration therefore, the Registrant issued to the ATC Shareholders sixteen million, one hundred and forty thousand (16,140,000) shares of the Registrant's common stock.

ATC is a Canadian company incorporated in the Province of British Columbia. ATC owns a 90% equity position in a Chinese joint venture company called Dalian Northport Information Co. Ltd.("FJV"). FJV owns a proprietary software system called Tenet ("Tax Electronic Network"). Tenet is a secure intranet system that enables Chinese taxpayers to pay their monthly federal taxes and file tax reports online. It is the first such system of its type in China. Tenet is operating in Dalian, a major northern port city in China. Expansion of the Tenet system is planned through a third party licensing program.

Item 7. Financial Statement, Pro Forma Financial Information and Exhibits.

(a)  Financial Statements of Businesses Acquired.

     The financial statements required by this item are not included in this report on Form 8-K. Such financial statements will be filed by amendment not later than 60 days from the date of this filing with the Commission.


(c)  Exhibits.

     1.1 Chinese Joint Venture Articles and Regulations- Dalian Northport Information Co. Ltd.("FJV") (English and Chinese versions)

     1.2  Share Exchange Agreement dated May 6, 2002

     1.3 Service Agreement dated April 2, 2002 between FJV and Zhao Yan, Jia Zhang Bo and Dalian Beigang Information Industry Development Co. Ltd.

     1.4 Asset Purchase Agreement dated April 2, 2002 between FJV and Dalian Beigang Information Industry development Co. Ltd.


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                            Northport Investments Inc.
                                            Registrant

DATED: May 13, 2002                         By: /s/ Yan Zhao
                                                --------------------------------
                                                Name: Yan Zhou
                                                Title: President